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                                                                   EXHIBIT 10.47

                                    SUBLEASE

         This sublease ("Sublease") is made and entered into as of this 1st day of November, 1999 by and between The RiceX Company, a Delaware corporation, ("Landlord") and NutraStar, a Nevada corporation ("Tenant").

1.       BASIC SUBLEASE PROVISIONS.

         A. Property Address: 1261 Hawk's Flight Court, El Dorado Hills, California 95762

         B.       Premises: Described on Exhibit "A" attached hereto

         C. Landlord's Address: 1241 Hawk's Flight Court, El Dorado Hills, California 95762

         D. Prime Landlord: Roebbelen Land Company, a California limited partnership

         E. Prime Landlord's Address (for notices): 1241 Hawk's Flight Court, El Dorado Hills, California 95762

         F.       Identification of Prime Lease and all amendments thereto:
                  Lease Agreement dated July 11, 1996, First Amendment of Lease Agreement dated September 4, 1996 and Second Amendment of Lease Agreement dated February 1, 1998.

         G.       Sublease Term: Approximately seven (7) years

         H.       Commencement Date: November 1, 1999

         I.       Expiration Date: September 30, 2006

         J.       Base Rent:

                  Effective Date through September 30, 2000 $5,100.00 October 1, 2000 through September 30, 2002 $5,227.50 October 1, 2002 through September 30, 2004 $5,358.19 October 1, 2004 through September 30, 2006 $5,492.14


         K.       Sublease Share: 65 percent

         L.       Security Deposit: NONE


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2. PRIME LEASE. Landlord is the tenant under a Lease Agreement and certain amendments thereto (collectively, the "Prime Lease") identified in Section 1(F) with the Prime Landlord identified in Section 1(D). The Prime Lease is attached hereto as Exhibit "B". Landlord represents and warrants to Tenant that (a) Landlord has delivered to Tenant a full and complete copy of the Prime Lease and all other agreements between Prime Landlord and Landlord relating to the leasing, use, and occupancy of the Premises, (b) the Prime Lease is, as of the date hereof, in full force and effect, and (c) no event of default has occurred under the Prime Lease and, to Landlord's knowledge, no event has occurred and is continuing which would constitute an event of default but for the requirement of the giving of notice and/or the expiration of the period of time to cure. Except as expressly set forth in this Sublease, Tenant hereby agrees to be bound by all of the terms, conditions and covenants of the Prime Lease and, for purposes of this Sublease, the term "Landlord" in the Prime Lease shall be deemed to refer to the Landlord under this Sublease and the term "Tenant" in the Prime Lease shall be deemed to refer to "Tenant" under this Sublease.

3. SUBLEASE. In consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Tenant to be performed, Landlord hereby subleases to the Tenant, and the Tenant accepts from the Landlord, certain space described in Section 1(B) (the "Premises") and located in the building, situated on and a part of the property (the "Property") more particularly described in the Prime Lease.

4. TERM. The term of this Sublease (hereinafter "Term") shall commence on the date hereof. The Term shall expire on the date ("Expiration Date") specified in
Section 1(I), unless sooner terminated as otherwise provided elsewhere in this Sublease.

5. POSSESSION. Landlord agrees to deliver possession of the Premises on or before the Commencement Date in their condition as of the execution and delivery hereof, reasonable wear and tear excepted; that is to say, AS IS.

6. TENANT'S IMPROVEMENTS. Tenant agrees to lease from Landlord all leasehold improvements, furniture, fixtures and equipment listed on Exhibit "C" attached hereto for One Dollar ($1.00) per year beginning on the Commencement Date and ending on the Expiration Date. Tenant acknowledges that the leasehold improvements, furniture, fixtures and equipment are in good working order and that all maintenance and repair costs to maintain the good and working order of such leasehold improvements, furniture, fixtures and equipment are the responsibility of Tenant.

7. RENT. Beginning on the Commencement Date, Tenant agrees to pay the Base Rent set forth in Section I(J) to the Landlord, at the address specified in Section 1(C), or to such other payee or at such other address as may be designated by notice in writing from Landlord to Tenant, without prior demand therefor and without any deduction whatsoever. Base Rent shall be paid in equal monthly installments in advance on the first day of each month of the Term, except that the first installment of Base Rent shall be paid by Tenant to Landlord upon execution of this Sublease by Tenant. Base Rent shall be pro-rated for partial months at the beginning and end of the

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Term. All charges, costs and sums required to be paid by Tenant to Landlord under this Sublease in addition to Base Rent shall be deemed "Additional Rent," and Base Rent and Additional Rent shall hereinafter collectively be referred to as "Rent." Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease. If Rent is not paid when due, Tenant shall pay, relative to the delinquent payment, an amount equal to the sum which would be payable by Landlord to Prime Landlord for an equivalent default under the Prime Lease.

8.       ADDITIONAL RENT.

         A. If and to the extent that Landlord is obligated to pay additional rent under the Prime Lease, whether such additional rent is to reimburse Prime Landlord for taxes, operating expenses, common area maintenance charges or other expenses incurred by the Prime Landlord in connection with the Property, Tenant shall pay to Landlord the percentage of such additional rent (to the extent such additional rent is attributable to events occurring during the term of this Sublease) which is set forth in Section 1(K) as the Sublease Share. Such payment shall be due from Tenant to Landlord no fewer than five (5) days prior to the date upon which Landlord's payment of such additional rent is due to the Prime Landlord, provided that Tenant shall have been billed therefor at least ten (10) days prior to such due date (which bill shall be accompanied by a copy of Prime Landlord's bill and other material furnished to Landlord in connection therewith).

         B. The Sublease Share provided for in Section 1(K) is calculated by dividing the rentable area of the Premises by the rentable area of the premises leased by Prime Landlord to Landlord pursuant to the Prime Lease. In the event the rentable area of the Premises or the area of the premises leased pursuant to the Prime Lease shall be changed during the Term, then the Sublease Share shall be recalculated.

         C. To the extent not covered by Section 8(A) above, Tenant shall obtain and maintain in full force and effect throughout the Term insurance coverage for the leasehold improvements and equipment in the Premises in such amounts and with such carriers as reasonably approved by Landlord. In addition, Tenant also shall pay its share of property taxes and utilities (including alarm system).

9. PRIME LANDLORD'S CONSENT. This Sublease and the obligations of the parties hereunder are expressly conditioned upon Landlord's obtaining prior written consent hereto by Prime Landlord and Prime Landlord waiving any rights it may have to recapture the Premises or any Base Rent or Additional Rent payable by Tenant to Landlord pursuant to the terms of the Prime Lease.

10. BROKERAGE. Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease, and covenants to pay, hold harmless


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and indemnify the other party from and against any and all costs (including reasonable attorneys' fees), expense or liability for any compensation, commission and charges claimed by any broker or agent with respect to this Sublease or the negotiation thereof on behalf of such party.

11. FORCE MAJEURE. Landlord shall not be deemed in default with respect to any of the terms, covenants and conditions of this Sublease on Landlord's part to be performed if Landlord's failure to timely perform same is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, shortages, accidents, casualties, acts of God, acts caused directly by Tenant or Tenant's agents, employees and invitees, or any other cause beyond that reasonable control of Landlord. This Section shall not be applicable, however, if Landlord's failure timely to perform creates a default by Landlord under the Prime Lease.

12. SUCCESSORS AND ASSIGNS. This Sublease shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

13. ATTORNEYS' FEES. In the event of the bringing of any action by any party hereto against any other party arising out of this Sublease, the party who is determined to be the prevailing party shall be entitled to recover from the other party all costs and expenses of suit, including reasonable attorneys' fees.

14. COUNTERPARTS. This Sublease may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.





                             [Signatures to Follow]
                                    The RiceX Company
                                    a Delaware corporation
                                    ("Landlord")



                                    By:___________________________________
                                         Its:_____________________________



                                    NutraStar
                                    a Nevada corporation
                                    ("Tenant")



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                                    By:___________________________________
                                         Its:_____________________________



PRIME LANDLORD'S CONSENT:

         The undersigned Prime Landlord consents to the foregoing provided (a) RiceX shall continue to remain primarily obligated to Prime Landlord for the performance of the terms and conditions of the Prime Lease, (b) there are no changes to the terms and conditions of the Prime Lease and (c) that this consent shall not be deemed to waive or render unnecessary Prime Landlord's consent or approval of any subsequent similar act by RiceX.

Roebbelen Land Company,
a California limited partnership
("Prime Landlord")


By: ______________________________________
         Its: ____________________________   Date: ____________________________




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                                   EXHIBIT "A"







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                                   EXHIBIT "B"









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                                   EXHIBIT "C"